Exhibit 3.1

                                    Delaware                              PAGE 1
                                 --------------
                                 The First State


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LIBERTY ALLIANCE, INC.", CHANGING ITS NAME FROM "LIBERTY ALLIANCE, INC." TO "SINOHUB, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 2008, AT 4:51 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





          [SECRETARY'S OFFICE SEAL]    /s/ Harriet Smith Windsor
                                       -------------------------
                                       Harriet Smith Windsor, Secretary of State
2280176 8100                           AUTHENTICATION:   6735048
080791929                                       DATE:   07-17-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 05:08 PM 07/16/2008
  FILED 04:51 PM 07/16/2008
SRV 080791929 - 2280176 FILE


                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             LIBERTY ALLIANCE, INC.
                             a Delaware corporation

        The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

        FIRST: Pursuant to an unanimous written consent of the Board of Directors of Liberty Alliance, Inc. dated June 6, 2008, whereby the directors of Liberty Alliance, Inc. adopted resolutions approving and declaring advisable the following amendment to the Certificate of Incorporations (the "Amendment");

        SECOND: The Amendment was dully adopted and approved in accordance with the provisions of Section 228 of the Delaware General Corporation Law by the required vote of stockholders of Liberty Alliance, Inc. pursuant to a written consent of the stockholders of Liberty Alliance, Inc.; and

        THIRD: That the Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law;

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by change the Articles thereof numbered I and IV so that as amended, said Articles shall be read as follows:

                                    ARTICLE I
                                      NAME

        The name of this Corporation is SinoHub, Inc.

                                   ARTICLE IV
                                 CAPITALIZATION

        1. The Corporation is authorized to issue One Hundred and Five Million (105,000,000) shares of its capital stock, which shall be divided into two classes known as Common Stock, $.001 pare value, and Preferred Stock, $.001 par value, respectively. The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Million (100,000,000). The total number of shares of Preferred Stock which the Corporation is authorized to issue is Five Million (5,000,000).

        2. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

        3. Effective as of the date of filing of the Certificate of Amendment, each 3.5 shares of common stock, $.001 par value per share, issued and outstanding as of July 16, 2008 (the "Old Common Stock"), will be changed into one fully paid and nonassessable share of common stock, $.001 par value per share (the "New Common Stock"). Each certificate that represented shares of Old Common Stock shall, after the date of filing of these Articles of Amendment (the "Effective Date"), represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby: provided, however, that each person holding of record a certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be, evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Certificate of Amendment. No cash will be paid or distributed as a result of aforementioned reverse stock split of the Corporation's Common Stock, and no fractional shares of New Common Stock will be issued. All fractional shares, which would otherwise be required to be issued as a result of the stock split, will be rounded up to the nearest whole share.

        4. Holders of the Corporations voting shares shall not have cumulative voting rights.

        5. No holder of any shares of Common Stock has a pre-emptive right to subscribe for any securities of the Corporation nor are any common shares subject to redemption.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of June, 2008.



                                       BY   /s/ Henry T. Cochran
                                            --------------------
                                         Henry T. Cochran
                                         Chief Executive Officer

                                                         State of Delaware
                                                         Secretary of State
                                                     Division of Corporations
                                                   Delivered 11:00 AM 09/14/2006
                                                     FILED 11:00 AM 09/14/2006
                                                   SRV 060851532 - 2280176 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of VESTIGE, INC. resolutions were duly adopted setting forth proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article therefore numbered "ARTICLE I" so that, as amended, said Article shall be and read as follows: "The name of this Corporation shall be Liberty Alliance, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of September, 2006.

By: /s/ Steven L. White
    -------------------
Authorize officer
Title: Director, President, Secretary
Name: Steven L. White
Print or Type

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 11:00 AM 08/10/2006
   FILED 11:00 AM 08/10/2006
 SRV 060750783 - 2280176 FILE

                                STATE OF DELAWARE
                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

        Liberty Alliance, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: The name of the Corporation is Liberty Alliance, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 26, 1991.

        SECOND: Pursuant to Sections 203, 228, 242, and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and incorporates and further amends the provisions of the Certificate of Incorporation of the Corporation.

        THIRD: The text of the original Certificate of Incorporation, and any amendment and restatement thereto, is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

        The name of the Corporation is Vestige, Inc.

                                   ARTICLE II
                                REGISTERED OFFICE

        Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808, and its registered agent at such address is Corporation Service Company.

                                   ARTICLE III
                                     PURPOSE

        The purpose of purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                 CAPITALIZATION

        1. The Corporation is authorized to issue One Hundred Million (105,000,000) shares of its capital stock, which shall be divided into two classes known as Common Stock, $.001 pare value, and Preferred Stock, $.001 par value, respectively. The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Million (100,000,000). The total number of shares of Preferred Stock which the Corporation is authorized to issue is Five Million (5,000,000).

        2. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

        3. Holders of the Corporations voting shares shall not have cumulative voting rights.

        4. No holder of any shares of Common Stock has a pre-emptive right to subscribe for any securities of the Corporation nor are any common shares subject to redemption.

                                    ARTICLE V
                              BUSINESS COMBINATIONS

        Unless this First Amended and Restated Certificate of Incorporation is amended or repealed with respect to this Article, or unless the Bylaws of the Corporation designate otherwise, the Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                   ARTICLE VI
                                     BYLAWS

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

                                   ARTICLE VII
                               PERSONAL LIABILITY

        No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment

         IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation this 8th day of August, 2006.

                                Vestige, Inc. [Formerly Liberty Alliance, Inc.]


                                By Steven L. White
                                   ---------------
                                   Steven L. White, President



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